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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   __________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                        Date of Report:  January 5, 1994




                     EVEREST & JENNINGS INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)




    DELAWARE                         0-3585                   95-2536185
    ------------                     -----------            ---------------
(State of Organization)       (Commission Number)        (IRS Employer I.D. #)


  1100 Corporate Square Drive,                      St. Louis, Missouri 63132
  (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code             (314) 995-7000





                                NOT APPLICABLE
        (Former name or former address, if changed since last report)
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ITEM 5.              OTHER EVENTS



The Registrant held a special meeting (the "Special Meeting") of its stockholders on December 31, 1993, at which the stockholders approved (i) the terms of a transaction (the "Debt Conversion Transaction") whereby $75,000,000 in principal amount of indebtedness plus accrued, unpaid interest owed by the Registrant and its wholly-owned subsidiary, Everest & Jennings, Inc. ("E&J Inc."), to BIL (Far East Holdings) Limited or its affiliates (collectively "BIL") is converted into shares of a new Series C Convertible Preferred Stock and into shares of Common Stock and (ii) amendments to the Registrant's Certificate of Incorporation to increase the number of authorized Common shares from 25,000,000 to 120,000,000 (the "Common Stock Amendment") and to increase the number of authorized shares of Preferred Stock from 11,000,000 to 31,000,000 (the "Preferred Stock Amendment") (collectively the "Recapitalization Proposals").



SUMMARY OF DEBT CONVERSION TRANSACTION

    As of September 30, 1993, the Registrant, E&J Inc., Jennings Investment Co. (a wholly-owned subsidiary of E&J Inc.) and BIL entered into a Debt Conversion Agreement to provide for the conversion (the "Debt Conversion Transaction") of approximately $75 million in principal and accrued, unpaid interest (the "Converted BIL Debt"), owed by the Registrant and E&J Inc. to BIL. Pursuant to the Debt Conversion Agreement, (a) the Registrant and E&J Inc. issued to BIL a Convertible Promissory Note -- Common Stock (the "Common Stock Note") in the initial principal amount of $45 million and a Convertible Promissory Note -- Preferred Stock (the "Preferred Stock Note") in the original principal amount of $20 million; (b) BIL agreed to lend to E&J Inc. $5.7 million to allow E&J Inc. the ability to repay the outstanding balance of cash advances owed by E&J Inc. to The Hongkong and Shanghai Banking Corporation Limited ("HSBC") under the terms of a Revolving Credit Agreement dated as of September 30, 1992, as amended (the "Revolving Credit Agreement"), between E&J Inc. and HSBC; (c) Brierley Investments Limited, an affiliate of BIL, agreed to guarantee a letter of credit facility ("Letter of Credit Facility") between E&J Inc. and HSBC (or an alternative commercial lending institution) in an amount not exceeding $6 million through and including June 30, 1995; (d) BIL, as guarantor of the obligations of E&J Inc. under the Revolving Credit Agreement, agreed to an amendment of the Revolving Credit Agreement whereby cash advances of up to $10 million were made available for E&J Inc.'s working capital needs; (e) the Registrant and E&J Inc. agreed to indemnify (the "Indemnification Obligation") BIL from and against any and all losses arising out of BIL's guarantee of the Letter of Credit Facility and the Revolving Credit Agreement; (f) BIL agreed to lend to the Registrant and E&J Inc. up to $12.5 million pursuant to the terms of a Revolving Promissory Note; (g) BIL and the Registrant and E&J Inc. entered into a Security Agreement (the "Security Agreement") pursuant to which the Registrant and E&J Inc. granted a security interest in all of their assets to BIL to secure on a pari passu basis the obligations of the Registrant and E&J Inc. to


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BIL under the Common Stock Note, the Preferred Stock Note, the
Revolving Promissory Note and the Indemnification Obligation; and (h) the Registrant and BIL entered into a Registration Rights Agreement pursuant to which the Registrant granted to BIL registration rights with respect to shares of Common Stock held as of the date of the Registration Rights Agreement and shares of Common Stock obtained by BIL as a result of the conversion of the Common Stock Note and Series C Preferred Stock issuable upon conversion of the Promissory Stock Note.

    BIL has agreed, upon stockholder approval of the Debt Conversion Transaction and the Recapitalization Proposals, to advance to E&J Inc. $10 million to pay HSBC the cash advance made by it to E&J Inc. under the Revolving Credit Agreement. Such advance by BIL to E&J Inc. will result in an increase in the principal amount of the Common Stock Note from $45 million to $55 million.

    The Common Stock Note matures on March 31, 1994, bears interest at the rate of 8% per annum from and after March 31, 1994, and is secured by a lien on and security interest in all assets of the Registrant and E&J Inc. on a pari passu basis with the repayment and other obligations of the Registrant and E&J Inc. under the Preferred Stock Note, the Revolving Promissory Note and the Indemnification Obligation. The Common Stock Note is subordinated to all debt borrowed by the Registrant or E&J Inc. from, or the payment of which has been guaranteed by the Registrant or E&J Inc. to, HSBC, the Pension Benefit Guaranty Corporation, Congress Financial Corporation and any other financial institution constituting a principal lender to the Registrant and/or E&J Inc.

    The Common Stock Note is convertible into a number of shares of Common stock equal to the outstanding principal balance of that Note at conversion divided by a stated conversion price ($1.00 per share, subject to antidilution adjustment). The Common Stock Note automatically will convert in full upon satisfaction of all of the following conditions: (a) ratification of the Debt Conversion Transaction by the stockholders of the Registrant; (b) approval and adoption of the Common Stock Amendment and the Preferred Stock Amendment by the stockholders of the Registrant; (c) the filing and effectiveness of an amendment to the Registrant's Certificate of Incorporation to effect the Common Stock Amendment and the Preferred Stock Amendment; (d) adoption by the Board of Directors of resolutions to designate the Series C Preferred Stock and the filing and effectiveness of a Certificate of Designations of the Series C Preferred Stock (the "Series C Certificate of Designations"); (e) reservation of a sufficient number of shares of Series C Preferred Stock for issuance on conversion of the Preferred Stock Note; (f) reservation of a sufficient number of Common shares for issuance on conversion of the Common Stock Note and the Series C Preferred Stock issued on conversion of the Preferred Stock Note; and
(g) approval for listing on the American Stock Exchange of the Common shares issuable on conversion of the Common Stock Note and the Series C Preferred Stock issued on conversion of the Preferred Stock Note. The Common Stock Note is not convertible until each of the foregoing conditions has been satisfied.

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    The Preferred Stock Note matures on March 31, 1994, bears interest at the rate of 8% per annum from and after March 31, 1994, and is secured by a lien on and security interest in all assets of the Registrant and E&J Inc. on a pari passu basis with the repayment and other obligations of the Registrant and E&J Inc. under the Common Stock Note, the Revolving Promissory Note and the Indemnification Obligation. The Preferred Stock Note is subordinated to all debt borrowed by the Registrant or E&J Inc. from, or the payment of which has been guaranteed by the Registrant or E&J Inc. to, HSBC, the Pension Benefit Guaranty Corporation, Congress Financial Corporation and any other financial institution constituting a principal lender to the Registrant and/or E&J Inc.

    The Preferred Stock Note is convertible into a number of shares of Series C Preferred Stock equal to the outstanding principal balance of that Note at conversion divided by a stated conversion price ($1.00 per share, subject to antidilution adjustment). The Series C Preferred Stock is convertible into shares of Common stock on a one-for-one basis. The Preferred Stock Note automatically will convert in full upon satisfaction of all of the following conditions: (a) ratification of the Debt Conversion Transaction by the stockholders of the Registrant; (b) approval and adoption of the Common Stock Amendment and the Preferred Stock Amendment by the stockholders of the Registrant; (c) the filing and effectiveness of an amendment to the Registrant's Certificate of Incorporation to effect the Common Stock Amendment and the Preferred Stock Amendment; (d) adoption by the Board of Directors of resolutions to designate the Series C Preferred Stock and the filing and effectiveness of a Certificate of Designations of the Series C Preferred Stock (the "Series C Certificate of Designations"); (e) reservation of a sufficient number of shares of Series C Preferred Stock for issuance on conversion of the Preferred Stock Note; (f) reservation of a sufficient number of Common shares for issuance on conversion of the Common Stock Note and the Series C Preferred Stock issued on conversion of the Preferred Stock Note; and (g) approval for listing on the American Stock Exchange of the Common shares issuable on conversion of the Common Stock Note and the Series C Preferred Stock issued on conversion of the Preferred Stock Note. The Preferred Stock Note is not convertible until each of the foregoing conditions has been satisfied.

    A copy of the Debt Conversion Agreement, Common Stock Note, Preferred Stock Note, Revolving Promissory Note, Security Agreement, and Registration Rights Agreement has been filed as Exhibits 10(es) through (ex) to the Registrant's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 1993.


SUMMARY OF THE RECAPITALIZATION PROPOSALS

COMMON STOCK AMENDMENT

    The Common Stock Amendment will increase the number of Common shares which the Registrant has authority to issue from 25,000,000 to 120,000,000.

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    Of the 25,000,000 shares of Common Stock previously authorized, 9,199,612 shares were issued and outstanding as of the date of the Special Meeting.

    The terms of the Debt Conversion Agreement and the Preferred Stock Note require that the Series C Preferred Stock have the same voting rights as, and the right to vote together with, the Common shares.


PREFERRED STOCK AMENDMENT

    The Preferred Stock Amendment will increase the number of shares of Preferred Stock which the Registrant has authority to issue from 11,000,000 to 31,000,000. The Board of Directors has broad discretion to designate and establish different series of Preferred Stock and the terms of such series prior to issuance. For example, the Board has the power to designate the dividend rate, terms for redemption, priority over other classes of securities, purchase or sinking fund provisions, terms of conversion, voting rights and preemptive rights for each series of Preferred Stock.

    Of the 11,000,000 shares of Preferred Stock previously authorized, 6,622,206 shares of Series A Preferred Stock and 786,357 shares of Series B Preferred Stock were issued and outstanding as of the date of the Special Meeting.


PRINCIPAL TERMS OF SERIES C PREFERRED STOCK

    The Series C Preferred Stock Certificate of Designations includes the following terms agreed upon by the Registrant and BIL pursuant to the Debt Conversion Agreement and the Preferred Stock Note: DIVIDENDS -- 7% cumulative dividends mandatorily payable (subject to applicable law), commencing after the Registrant achieves two consecutive fiscal quarters of operating profit, accruing as of the first day of such quarters, and payable on the first business day of each April, commencing with the first April following the end of the fiscal year in which the second of the consecutive fiscal quarters occurs and payable in kind, in shares of Common Stock ("In-Kind Dividend Stock"), at the option of the Registrant; CONVERSION - convertibility into Common shares on a share-for-share basis, subject to anti-dilution provisions; REGISTRATION RIGHTS - as contained in the Registration Rights Agreement, and as follows with respect to shares of Common Stock issuable upon conversion of Series C Preferred Stock: (a) the holder may make a one-time demand that the Registrant register distribution of shares of Common Stock for not less than 500,000 shares; and (b) the holder has the right to request that the distribution of its shares of Common Stock be included in any registration statement under the Securities Act of 1933 filed by the Registrant; SINKING FUND - none; REDEMPTION - none; PREEMPTIVE RIGHTS - none; VOTING RIGHTS - the same voting rights as, and the right (except as limited by applicable law) to vote together with, the Common shares; and LIQUIDATION PREFERENCE - a liquidation preference per share equal to $1.00.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      EVEREST & JENNINGS INTERNATIONAL LTD.,
                                      a Delaware corporation



Date:  January 5, 1994                By:     /s/  Ralph E. Wolf
                                      Name:   Ralph E. Wolf
                                      Title:  Executive Vice President,
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial
                                              Officer of the Registrant)





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